UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 13, 2023

ZRCN Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-56380	83-2756695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1580 Dell Avenue, Campbell, CA. 95008.

(Address of principal executive offices and zip code)

(408) 963-4550

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, par value $0.0001 per share

(Title of class)

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) is being filed by ZRCN, Inc., a Delaware corporation (the “Company”), to amend its Current Report on Form 8-K (the “Prior 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2023, in connection with the consummation on April 14, 2023 of the transactions contemplated by that certain Agreement and Plan of Merger, dated April 13, 2023 (the “Merger Agreement”), by and among the Company, ZRCN, Inc., a California corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), and Zircon Corporation, a California corporation (“Zircon”), upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by Zircon’s shareholders, Merger Sub will be merged with and into Zircon (the “Merger”), with Zircon surviving the Merger as a wholly-owned subsidiary of the Company. The Merger closed on April 14, 2023.

The Company is filing this Amendment solely to provide the pro forma combined financial information required by Item 9.01(b) of Form 8-K that was excluded from the Initial 8-K in reliance on the instructions to such items. Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Prior 8-K. Such financial information was excluded from the Prior 8-K in reliance on the instructions to such items.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro Forma Financial Information.

The unaudited pro forma combined statements of operations of ZRCN Inc. (formerly Harmony Energy Technologies Corp.) and Zircon Corporation for the year ended December 31, 2022, is attached as Exhibit 99.3 to this Form 8-K/A and incorporated in this report by reference.

(d) Exhibits.

Exhibits Number	Description

99.3	Unaudited Pro Forma Combined Statements of Operations and Notes to the Unaudited Pro Forma Combined Statements of Operations.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZRCN, Inc.

Date: June 27, 2023	By:	/s/ John Stauss
John Stauss
Chief Executive Officer

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